EQUITY PURCHASE AGREEMENT



                                      AMONG


                           COMTELCO INTERNATIONAL INC.


                                       AND


                                 AUGUST STEINER


                             As of February 28, 1997

                                TABLE OF CONTENTS

1.       Definitions
2.       Purchase and Sale of Target Interests
         (a)      Basic Transaction
         (b)      Purchase Price
         (c)      The Closing
         (d)      Deliveries at the Closing
3.       Representations and Warranties Concerning the Transaction
         (a)      Representations and Warranties of the Seller
         (b)      Representations and Warranties of the Buyer
4.       Representations and Warranties Concerning the Targets
         (a)      Organization, Qualification, and Corporate Power
         (b)      Capitalization
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Title to Assets/Intellectual Property
         (f)      Subsidiaries
         (g)      Undisclosed Liabilities
         (h)      Legal Compliance
         (i)      Contracts
         (j)      Disclosure
5.       Pre-Closing Covenants
         (a)      General
         (b)      Notices and Consents
         (c)      Operation of Business
         (d)      Preservation of Business
         (e)      Full Access
         (f)      Notice of Developments
         (g)      Exclusivity
6.       Post-Closing Covenants
         (a)      General
         (b)      Litigation Support
         (c)      Transition
         (d)      Confidentiality
         (e)      Covenant Not to Compete
         (f)      Certificates
7.       Conditions to Obligation to Close
         (a)      Conditions to Obligation of the Buyer
         (b)      Conditions to Obligation of the Seller
8.       Remedies for Breaches of This Agreement
         (a)      Survival of Representations and Warranties
         (b)      Indemnification Provisions for Benefit of the Buyer
         (c)      Indemnification Provisions for Benefit of the Seller
         (d)      Matters Involving Third Parties
         (e)      Other Indemnification Provisions

9.       Tax Matters
         (a)      Section 338(h)(10) Election
         (b)      Tax Periods Ending on or Before the Closing Date
         (c)      Tax Periods Beginning Before and Ending After the Closing Date
         (d)      Cooperation on Tax Matters


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         (e)      Tax Sharing Agreements
         (f)      Certain Taxes
10.      Termination
         (a)      Termination of Agreement
         (b)      Effect of Termination
11.      Miscellaneous
         (a)      Press Releases and Public Announcements
         (b)      No Third-Party Beneficiaries
         (c)      Entire Agreement
         (d)      Succession and Assignment
         (e)      Counterparts
         (f)      Headings
         (g)      Notices
         (h)      Governing Law
         (i)      Amendments and Waivers
         (j)      Severability
         (k)      Expenses
         (l)      Construction
         (m)      Incorporation of Exhibits, Annexes, and Schedules
         (n)      Specific Performance
         (o)      Submission to Jurisdiction

Disclosure Schedule -- Exceptions to Representations and Warranties Concerning the Targets


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                            STOCK PURCHASE AGREEMENT


      Agreement entered into as of February 28, 1997, by and among ComTelco International Inc., a Delaware corporation (the "Buyer"), and August Steiner, an individual (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

      The Seller owns all of the outstanding capital stock of each of ComTelco GmbH, a German corporation ("CT Germany"), ComTelco (Research) AG, a Swiss corporation ("CT Research"), ComTelco (Vertriebs), a Swiss corporation ("CT Switzerland"), and ComTelco Softwareenticklungs und Vertriebs GmbH, an Austrian corporation ("CT Austria") (each, a "Target" and collectively, the "Targets").

      This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the shares of capital stock or other equity interests of the Targets owned by the Seller, in return for the Shares (as such term is hereinafter defined).

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Assets" means all of the rights and assets identified on Exhibit A attached hereto.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Share" means any share of the Common Stock, par value $.00001 per share, of the Buyer.

      "Closing" has the meaning set forth in ss.2i below.

      "Closing Date" has the meaning set forth in ss.2i below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the businesses and affairs of the Targets and their Subsidiaries, if any, that is not already generally available to the public.

      "Disclosure Schedule" has the meaning set forth in ss.4 below.

      "Financial Statement" has the meaning set forth in ss.4(g) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Indemnified Party" has the meaning set forth in ss.8(d) below.

      "Indemnifying Party" has the meaning set forth in ss.8(d) below.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodi ments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchase Price" has the meaning set forth in ss.2(b) below.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings,(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Seller" has the meaning set forth in the preface above.

      "Shares" has the meaning set forth in ss.2(b) below.


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      "Subsidiary" means any corporation with respect to which a specified
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Target" or "Targets" has the meaning set forth in the preface above.

      "Target Interests" means the shares of capital stock or other equity interests of each Target.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in ss.8(d) below.

      2. Purchase and Sale of Target Interests.

      (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell and transfer to the Buyer, all of the Target Interests owned by the Seller for the consideration specified below in this ss.2.

      (b) Purchase Price. In full payment for the Target Interests (the "Purchase Price"), the Buyer agrees to issue and deliver to the Seller at the Closing 2,500,000 shares of the Buyer Shares (the "Shares").

      (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

      (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Target Interests owned by the Seller, endorsed in blank or accompanied by duly executed assignment documents (in each case with signatures guaranteed by a bank or other institution which is acceptable as an eligible guarantor under the laws of the applicable jurisdictions), and (iv) the Buyer will issue and deliver to the Seller the consideration specified in ss.2(b) above.

      3. Representations and Warranties Concerning the Transaction.

      (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to the Seller.

            (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

            (iii) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (iv) Investment. The Seller (A) understands that the Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (F) is an Accredited Investor as such term is defined in the Securities Act.

            (v) Target Interests. The Seller holds of record and owns beneficially all of the issued and outstanding Target Interests of each of the Targets. The Seller owns the Target Interests free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Targets (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Targets.

            (vi) Disclosure. The representations and warranties contained in this ss.3(a) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3(a) not misleading.

      (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

            (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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

            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

            (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

            (v) Investment. The Buyer is not acquiring the Target Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

            (vi) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3(b) not misleading.

      4. Representations and Warranties Concerning the Targets. The Seller represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

      (a) Organization, Qualification, and Corporate Power. Each of the Targets and their respective Subsidiaries, if any, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Targets and their respective Subsidiaries, if any, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Targets and their Subsidiaries, if any, has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Targets and their Subsidiaries, if any. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws (as amended to date) of comparable organizational documents of each of the Targets and their respective Subsidiaries, if any. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Targets and their respective

Subsidiaries, if any, are correct and complete. None of the Targets and their respective Subsidiaries, if any, is in default under or in violation of any provision of its charter or bylaws.

      (b) Capitalization. The entire authorized and issued and outstanding capital stock of each of the Targets is as set forth on ss.4(b) of the Disclosure Schedule. All of the issued and outstanding Target Interests have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Targets to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Targets. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Targets.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Targets or their Subsidiaries, if any, is subject or any provision of the charter or bylaws of any of the Targets and their respective Subsidiaries, if any, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Targets or their respective Subsidiaries, if any, is a party or by which any of them is bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of its assets). None of the Targets or their respective Subsidiaries, if any, needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. None of the Targets or their respective Subsidiaries, if any, has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets/Intellectual Property. The Targets and their respective Subsidiaries, if any, have good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Security Interests, and the Assets constitute all properties, rights and assets used or held for use in connection with the call accounting and computer telephony business as conducted by the Seller or its Affiliates. To the extent the Assets constitute Intellectual Property, the Seller is not aware of any claims asserted against any party relating to the potential infringement of or conflict with such Assets and the Seller is not aware of any proprietary rights of others which might be infringed by such Assets.

      (f) Subsidiaries. The Targets have no Subsidiaries.

      (g) Undisclosed Liabilities. None of the Targets or their respective Subsidiaries, if any, has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), which have not been disclosed in writing to the Buyer.

      (h) Legal Compliance. Each of the Targets, their respective Subsidiaries, if any, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

      (i) Contracts. Prior to the date of this Agreement, all material contracts of the Targets dated prior to the date of this Agreement have been disclosed to the Buyer, and the Targets have either delivered to the Buyer, or given the Buyer the opportunity to review, all such material contracts.


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      (j) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

      (b) Notices and Consents. The Seller will cause each of the Targets and their respective Subsidiaries, if any, to give any notices to third parties, and will cause each of the Targets and their respective Subsidiaries, if any, to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.4(i) above. Each of the Parties will (and the Seller will cause each of the Targets and their respective Subsidiaries, if any, to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4i above.

      (c) Operation of Business. The Seller will not cause or permit any of the Targets or their respective Subsidiaries, if any, to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit any of the Targets or their respective Subsidiaries, if any, to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or (ii) redeem, purchase, or otherwise acquire any of its capital stock.

      (d) Preservation of Business. The Seller will cause each of the Targets and their respective Subsidiaries, if any, to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. The Seller will permit, and the Seller will cause each of the Targets and their respective Subsidiaries, if any, to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Targets and their respective Subsidiaries, if any, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Targets and their respective Subsidiaries, if any.

      (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. The Seller will not (and the Seller will not cause or permit any of the Targets or their respective Subsidiaries, if any, to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the Targets or their respective Subsidiaries, if any, (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote the Target Interests in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


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

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Targets and their Subsidiaries, if any.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Targets or their respective Subsidiaries, if any, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

      (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Targets or their respective Subsidiaries, if any, from maintaining the same business relationships with the Targets or their respective Subsidiaries, if any, after the Closing as it maintained with the Targets and their respective Subsidiaries, if any, prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Targets and their respective Subsidiaries, if any, to the Buyer from and after the Closing.

      (d) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      (e) Covenant Not to Compete. For a period of two years from and after the Closing Date, the Seller will not engage directly or indirectly in any business that any of the Targets or their respective Subsidiaries, if any, conducts as of the Closing Date in any geographic area in which any of the Targets or their respective Subsidiaries, if any, conducts that business as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (f) Certificates. Each certificate representing the Shares will be imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Each holder desiring to transfer any of the Shares first must furnish the Buyer with (i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

      (g) Further Assurances. Seller shall execute and deliver, from time to time after the date hereof upon the request of the Buyer, such further conveyance instruments, and take such further actions, as may be necessary or desirable to evidence more fully the transfer of ownership of all the Target Interests to the Buyer, or the original ownership of all the Target Interests on the part of the Buyer, to the fullest extent possible. Seller agrees to (i) execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Target Interests, (ii) provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of the Buyer in and to the Target Interests and Assets, and (iii) perform any other acts deemed necessary to carry out the intent of this Agreement. In furtherance of this Agreement, Seller hereby acknowledges that, from this date forward, the Buyer has succeeded to all of Seller's right, title, and standing to (i) receive all rights and benefits pertaining to the Target Interests and Assets, (ii) institute and prosecute all suits and proceedings and take all actions that the Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Target Interests and Assets, and (iii) defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as the Buyer, in its sole discretion, deems advisable.

      7. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

            (iii) the Targets and their respective Subsidiaries, if any, shall have procured all of the third party consents specified in ss.5(b) above;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Interests and to control the Targets and their respective Subsidiaries, if any, or (D) affect adversely the right of any of the Targets or their respective Subsidiaries, if any, to own its assets and to operate its businesses (and no such injunction, judg ment, order, decree, ruling, or charge shall be in effect);

            (v) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Targets and their respective Subsidiaries, if any, other than those whom the Buyer shall have specified in writing prior to the Closing;

            (vi) the Board of Directors of each of the Targets shall have adopted a resolution approving the transfer, in accordance with the provisions of this Agreement, of the Target Interests of such Target owned by the Seller, and such resolution shall be in full force and effect on and as of the Closing Date; and

            (vii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will, unless otherwise set forth in this Agreement, be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by the Seller in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

            (iv) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will, unless otherwise set forth in this Agreement, be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this ss.7(b) if he executes a writing so stating at or prior to the Closing.

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties.

      All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean any of the Seller has breached) any of its representations, warranties, and covenants contained herein (other than the covenants in ss.2(a) above and the representations and warranties in ss.3(a) above), and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Seller pursuant to ss.11(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (ii) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean any of the Seller has breached) any of his covenants in ss.2(a) above or any of his representations and warranties in ss.3(a) above, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.11(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (iii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Targets or their respective Subsidiaries, if any, (x) for any Taxes of the Targets or their respective Subsidiaries, if any, with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with ss.9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Targets' most recent financial statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Targets and their respective Subsidiaries, if any, in filing their Tax Returns.

      (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.11(h) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
      (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemni fied Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

      (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that he will not make any claim for indemnification against any of the Target and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      9. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date:

      (a) Section 338(h)(10) Election. The Seller agrees, if so directed by the Buyer, to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of each of the Targets hereunder. Seller will pay any Tax, including any liability of the Targets for Tax resulting from the application to it of Treasury Regulation ss. 1.338(h)(10)-1(f)(5), attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer, Targets, and their respective Subsidiaries, if any, against any Adverse Consequences arising out of any failure to pay such Tax. The Seller will also pay any state, local, or foreign Tax (and indemnify the Buyer, the Targets, and their respective Subsidiaries, if any, against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Targets hereunder.

      (b) Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Targets and their respective Subsidiaries, if any, for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Targets and their respective Subsidiaries, if any. The Buyer shall permit the Targets and their respective Subsidiaries, if any, to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Seller shall reimburse the Buyer for Taxes of the Targets and their respective Subsidiaries, if any, with respect to such periods within fifteen (15) days after payment by the Buyer or the Target, and their respective Subsidiaries, if any, of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the last balance sheet of the Targets prepared prior to the Closing Date.

      (c) Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Targets and their respective Subsidiaries, if any, for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the last balance sheet of each of the Targets prepared prior to the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Targets and their respective Subsidiaries, if any.

      (d) Cooperation on Tax Matters.

            (i) The Buyer, the Targets and their respective Subsidiaries, if any, and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Targets and their respective Subsidiaries, if any, and the Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Targets and their respective Subsidiaries, if any, relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Targets and their respective Subsidiaries, if any, or Seller, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) The Buyer and the Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      (e) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Targets and their respective Subsidiaries, if any, shall be terminated as of the Closing Date and, after the Closing Date, the Targets and their respective Subsidiaries, if any, shall not be bound thereby or have any liability thereunder.

      (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      10. Termination.

      (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

            (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event any of the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred within 60 days of the date of this Agreement, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred within 60 days of the date of this Agreement, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from any of the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

      11. Miscellaneous.

      (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

      (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the addresses set forth on the signature page hereto. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set on the signature page hereto using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. Each of the Parties, the Targets, and their respective Subsidiaries, if any, will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Targets nor their respective Subsidiaries, if any, has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in ss.10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

      (o) Submission to Jurisdiction. EACH OF THE PARTIES SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN KENT COUNTY, DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

      (p) Power of Attorney. To effectuate the terms of Section 6(g) hereof, Seller hereby names and irrevocably constitutes and appoints Buyer with the full power of substitution therein, as Seller's true and lawful attorney-in-fact to exercise the rights assigned by Seller to Buyer under this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


BUYER:                                 COMTELCO INTERNATIONAL INC.


                                       /s/ Robert Steiner
                                       -----------------------------------------
                                       Name:  Robert Steiner
                                       Title: President and CEO

                                       Address for notice:

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                                       With a copy to:

                                       Walter M. Epstein, Esq.
                                       Rubin Baum Levin Constant & Friedman
                                       30 Rockefeller Plaza
                                       29th Floor
                                       New York, New York 10112


                                       /s/ August Steiner
SELLER:                                -----------------------------------------
                                       Name: August Steiner

                                       Address for notice:

                                       August Steiner
                                       Guisan Strasse 94
                                       CH-9010 St. Gallen
                                       Switzerland

                                       With a copy to:

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                                    EXHIBIT A
                                     ASSETS

All of the machinery, equipment, tools, furniture, furnishings, office equipment, supplies, inventory, plant, spare parts and other tangible personal property located at all locations mentioned in the locations list below, and all of the Intellectual Property used or held for use in connection with the computer telephony business as conducted by Seller or any of its Affiliates, including, without limitation, mentioned in the assets list below.

List of Assets:

Existing Products:

ComTax 2.5        (FDD & LAN) Call Accounting System
ComTax 2.6        (HW Version) Call Accounting System
ComTax 2.7        16 bit including carriers & sites, Call Accounting System
ComTax MS32       Multisite, 32bit Telemanagement & Call Accounting System
ComTax Box 1.9    Hardware System for Data mass storage.
CTI Server        Server Platform for CTI Products
ComDial 1.71      PC/LAN based communication client
ComLog 1.1        Workstation based Call Logging /Recording client
CL A/D interface  Hardware for use with call logging/recording system
ComList           Corporate electronic communication directory and connection system
ComFax            LAN based, client/server system for fax handling over the
                  Internet

Projects under Development:
(Products which are past the stage of technical feasibility)

C-client          New generation of communication client 16 and 32bit
ComTax 32         Graphics engine and update for ComTax MS32
ComTax junior     Ultra low-cost call accounting system incl. Hw and SW
LAN based Call logging Server system for ComLog as Client/Server implementation
ComTax Duplex     New hardware for bi- directional communication with PBX's
ComTax VVVVVV     Report, query and retrieval system over the Internet.
ComTax Archive    On-Line archiving of call records to CD or DAT
LCR               Dynamic Least Cost Routing for all communication services
CSTA server       CSTA/TAPI/TSAPI converter for future PBX connectivity

Trade Mark registrations:

ComTax            Europe      OMPI reg. No. 649354

ComDial           Europe      OMPI reg. No. 649353

Basic Research in progress:

Java Virtual Machine based call account handling
ATM bandwidth brokering
Management and accounting for all communication services
Virtual PBX

List of Tangible Assets

Room E6
Desk combination                    1
Office Chair                        1
Korpus                              1
Rollo file cabinet                  2
Personal Computer                   1
Modem                               1
Comfort telephone set DX            1
Plants and pictures

Room E4
Desk combination                    1
Rollo file cabinet                  2
Leather Chairs                      2
Office Chair                        1
Korpus                              3
Personal Computer dev.              1
Personal Computer test systems      6
PBX Hicom 100 (for tests)           1
System Telephone set DX             2
Note Book Computer

Room E3
Table combination                   2
Desk combination                    2
Rollo file cabinet                  3
Bookshelves                         1
Office Chair                        2
Leather Chair                       2
Misc. CD's & Software
Library of Books
Personal Computer (dev.)            1
Personal Computer (test)            5
Colour flat bed scanner             1
Modem                               2
Portable phone                      1
System Telephone set DX             2

Room W2
Desk combinations                   2
Leather Office Chairs               2
Conf. Table                         1
Conf. Chairs                        4
Korpus                              2
Rollo File Cabinets                 4

Personal Computer                  1
Note Book Computer                 1
System Telephone set DX            2
Handy Ericsson GSM                 2

R&D Center Moscow
Desks                              7
Chairs                            12
Ethernet hubs 8port                2
Personal Computer (dev.)          10
Personal Computers (test)          4
File Servers                       2
PBX Hicom 120 (for test)           1
Modem                              1
Note Book Computer                 1

R&D Center Shanghai
Desk combinations                  6
Chairs                             6
File Cabinets                      3
Personal Computers (dev.)          4
Personal Computers (test)          3
File Server                        1
Modem                              1
Misc. Books Software & CD's

St. Gallen, Switzerland
Room E7
Desk combinations                  2
Office Chair                       2
Bookshelves                        2
Rollo file cabinet                 1
Personal Computer                  1
Note Book Computer                 2
System telephone set DX            2
Portable Phone                     1

Room E8
Documentation and Leaflets
Office supplies

Room E5
Furniture for exhibition booth
Bistro standing table              3
Bistro tables                      3
Wardrobe                           1
Bistro chairs                      7
Personal Computer (demo)           4
Plants and pictures

Kitchen East
Espresso Machine                   1
Table                              1


Room E10
Desk combinations                  1
Korpus                             2

Rollo file cabinets                1
Leather Chair                      1
Office chair                       1
Note Book Computer                 1
System telephone DX                1
Portable telephone                 1

Room Ell
Desk combination                   1
Rollo file cabinets                2
Korpus                             1
Note Book Computer                 1
Office chair                       1
System telephone DX                1

Room E12
Office table                       2
Office chair                       2
Rollo file cabinet                 1
Korpus                             2
Personal Computer                  2
Cabling system incl. Hub           1
System telephone DX                1

Room E2
Desk combination                   1
leather chair                      2
Personal Computer                  2
shelves                            2
documentation shelves              1
Hesa Glass exhibit stand           1
System telephone DX                1

Room El
Desk combination                   2
Rollo file cabinet                 1
Personal Computer                  1
Office chair                       1
Korpus                             1
Ink Jet printer                    1
Leather chair                      1
System telephone DX                1

Room W7
Desk combination                   1
Office chair                       1
Korpus                             1
Rollo file cabinet                 3
Photo copier                       1
Laser printer                      1
Personal computer                  1
system telephone DX                1
Speed dial console DX              1

Room W6
Desk combination                   1
Book shelf                         2
Cupboard                           1

Office chair                       1
Leather chair                      1
Personal Computer                  2
Rollo file cabinet                 I
Korpus                             2
System telephone DX                1

Room W9
PBX, Nitsuko DX                    1
Cabling system                     1
File Server                        1
ComDial                            1
ComTax                             1
Leather chair                      2
Metal cupboards                    2
Desk                               4
Workbench                          1
Table                              1
Rollo file cabinets                1
Cupboard                           1
Metal shelf system                 8
Korpus                             1
Office chair                       1
Fork lift                          1
Transportation trolley             2
Personal Computer                  5
System telephone DX                1

Store Room
Metal shelf system                 9
Table                              1
Chair                              1

Inventory as audited per 28.Feb.1997

Ort   ArtNr.     Artikelbeschreibung               Anzahl
   1 Produktion

110000 ComTax Windows Software Version CTS-K D       0.00
110005 ComTax Windows Saftwareversion CTS-G F        0.00
120000 ComTax Windows Standard CTB-K D               0.00
120006 Update ComTax Version 2.5 - Version 2.6       0.00
120103 ComTax Standard A4713 CTB-K F                 0.00
120300 ComTax Standard Ver. 2.6 Tald                 0.00
120402 ComTax Standard PTT CTB-G D                   0.00
120403 ComTax Standard PTT CTB-K F                   0.00
210004 ComDiaI 50 User Lizenz                        0.00
410000 Benutzerhandbuch ComTax MDE Deutsch          23.00
410001 Benutzerhandbuch ComTax MDE Franzosisch      15.00
410002 Benutzerbandbuch ComTax MDE Englisch          8.00
410004 Technikerhandbuch ComTax MDE Deutsch         13.00
410005 Technikerhandbuch ComTax MDE Franzosisch     13.00
410006 Technikerhandbuch ComTax MDE Englisch         6.00
410008 Benutzerbandbuch ComTax Alcatel Deutsch      11.00
410009 Benutzerbandbuch ComTax Alcatel Franz.       18.00
410014 Benutzertiandbuch ComTax Ericsson Deutsch    10.00
410015 Benutzerhandbuch ComTax Ericsson Franz.       8.00

410020 Benutzerhandbuch ComTax Tald Deutsch         10.00
410021 Technikerhandbuch ComTax Tald Deutsch        28.00
420000 Benutzerhandbuch ComDial MDE Deutsch         44.00
420002 Benutzerhandbuch ComDial MDE Franzosisch     20.00
420003 Benutzerbandbuch ComDial MDE Englisch         7.00
420006 Benutzerbandbuch Comfort Dial Lan dt.Al      13.00
420012 Benutzerbandbuch ComDial Ericsson Deut.       8.00
420013 Benutzerhandbuch ComDial Ericsson Franz.      0.00
420020 Benutzerhandbuch ComDial Philips              6.00
810001 Hicom Verbindungskabel                        5.00
810003 Monitor Kabel DB 9m/f 1.8mt.                  1.00
810006 ParalleIdruckerkabel (Typ A) 3.Om             1.00
810007 25polige 1: 1 Kabel (RS232 ST-ST) Typ B       2.00
810008 Tastaturkabel CIBM XT/AT-komp. (TypB)         3.00
810009 Tastatur-Adpter XT-Tastatur an PS/2           1.00
810103 Disketten 3.5" MF-HD formatiert 1.44M13     200.00
810400 Brucke fur Parallel DB25 Anschluss            1.00
810401 Parallel Anschluss mannlich 25 Pin            1.00
810402 Adapter Parallel DI325/R.145                  1.00
810405 D-SUB-Steckverbinder-Buchse 9 polig          10.00
810406 D-SUB 25 polig Buchse Seriell wablich        17.00
810407 D-Sup 25 polig Buchse mannlich               10.00
810408 D-SUB 25polig Seriell Anschluss mannlich     23.00
810409 D-SUB-Steckverbinder 9 polig                  9.00
810412 Linedriver MDEPABX-AV2.0                     14.00
810414 BNC Steckverbinder T-Stuck                    1.00
810415 Modular-Stecker 6. Pos. 4Kont. Flachkabel    15.00
810416 Modular-Stecker 4Pos. 4Kont. Flachkabel      12.00
810417 AT nach XTIPS/2 Adapter DB2-r--DB9 Buchse     9.00
810418 Dongle SteckerlAdapter Hasp                  50.00
810419 D-Suph-Steckerverbindung 25polig             10.00
810424 JumperBox Kit DB 25mlf mit 25 Verbindern      0.00
810425 Opto Bridge ST/BU                             2.00
810428 Steckverbinder BNC RG-M Stecker gerade        3.00
810430 Link-Kabel 9-9pol. (Typ B)                    2.00
810500 Koax Kabel                                    1.00
810601 Pilot Mouse Logitech Win95 Serial-Port        3.00
810700 Data Fax Modem 19200 bps P 192MX              2.00
810800 Monitor monochrom W                           5.00
810902 Netzadapter MDE                               7.00
811000 Netzkabel grau Schweiz                        1.00
811001 Netzkabel schwarz Schweiz                    12.00
811002 Netzkabel Deutschlandtosterreich              2.00
811003 Apparate-Verbindungskabel 1.5m                2.00
811004 Bildschirmkabel RS232 gpolig ST-BU            5.00
811104 Ethernet Netzvtwk-Karte                       0.00
811300 Tastatur Windows 95 Chicony                   0.00
811400 PC 486f75 Datavan, 4M13 RAM, HDD -           22.00
811401 ComTax-Box MDE komplett                      23.00
811402 ComTax Box Telecorn PTT komplett             29.00
811403 ComTax Box Telecom Takt komplett             28.00
811404 ComTax Box Ericsson komplett                  5.00
811405 ComTax Box Alcatel komplett                   5.00

811406 ComDial-PC MDE                                2.00
811500 C. P. U. Cooler Ventilator                    4.00
820000 BNC RG-58 Knickschutzhulle schwarz           10.00
820500 Installation Kit 25' HardDisk Drive           6.00
840004 Xerox Telecopier 7020f7021                    0.00
890000lLuftpoisterl(Uverts Innenmasse 15x24cm      40.001
890001 Stuipschachtel 30. 1 x21.3x5.5 komplett      22.00
890002 Faltbox 280x230x172                          26.00
890100 Break-Out-Box                                 2.00
890101 Service-Kit Profi                             0.00

2 Keller
310000 Eitel Phone Manager                          20.00
310001 Voice Interface                               0.00
810001 Hicom Verbindungskabei                        1.00
810003 Monitor Kabel DB 9m/f 1.8mt.                 18.00
810005 Telefon Kabel 4 Ader                        180.00
810006 Paralleidruckerkabel (Typ A) 3.Om            11.00
810007 AT Modemkabei                               102.00
810008 Tastaturkabei f.IBM XTIAT-komp. (TypB)        1.00
810101 Floppy Drive 5 117'                           1.00
810103 Disketten 3.5" MF-HD formatiert 1.44M13    1000.00
810106 3 M CD Recordable 65OMB 74. Min.             27.00
810300 Harddisk 2 117' 1 DE 20OMB                   69.00
810400 Bdicke fur Parallel DB25 Anschluss            1.00
810401 Parallel Anschluss mannlich 25 Pin            1.00
810402 Adapter Parallel DB25/RJ45                    1.00
810404 Switch Box Steckbrilcke                       2.00
810414 BNC Steckverbinder T-Stuck                  117.00
810415 Modulan-Stecker 6. Pos. 4Kont. Flachkabei   200.00
810416 Modular-Stecker 4Pos. 4Kont. Flachkabei     250.00
810417 Modular RJ45 Stecker                        250.00
810500 Koax Kabel                                    1.00
810601 Pilot Mouse Logitech Win95 Serial-Port        2.00
810602 Mouse-Matte Antistatisch                      2.00
810900 UPS                                          11.00
810902 Netzadapter MDE                              14.00
811000 Netzkabei grau Schweiz                       51.00
811001 Netzkabel schwarz Schweiz                    38.00
811002 Netzkabel Deutschland/Osterreich             62.00
811003 Apparate-Verbindungskabel 1.5m               10.00
811100 Token Ring Netzkarte                          9.00
811101 Teles 1,2 FaxModemkarten                    173.00
811103 Teles ISDN Card SO/16                        48.00
811104 Ethernet Netzwerk-Karte                      20.00
811109 Aktive-PC Karte V.24/MSV1                     1.00
811301 Num. Keypad Seriell                          16.00
811400 Datavan ComDial PC                           61.00
811401 ComTax-Box MDE komplett                       0.00
811402 ComTax Box Telecom PTT komplett               0.00
811403 ComTax Box Takt komplett                      3.00
811404 ComTax Box Ericsson komplett                  3.00
811406 ComDial-PC MDE                                2.00

811410 ComDial-PC MDE Gehause                       49.00
820500 Installation Kit 2,5" HardDisk Drive         40.00
840000 Toner Schwarz 42001540015600                  3.00
840003 Toner Laser Jet 4 HP 92298                    2.00
890000 Luftpolsterkuverts Innenmasse 15x24em       300.00
890002 Faltbox 280x230x172                         250.00
890003 Rillfix Versandkuverts Klebeverschluss      200.00

3 Buro Technik
710100 Kopierpapier                             188000.00
710120 Ibico Thermobindemappen                    1400.00
710500 Prospelde ComDial franzosisch              2700.00
710600 Prospekte ComDial englisch                 2300.00
710700 Prospekte ComDial deutsch                   300.00
720500 Prospekte ComTax franz.                     200.00
7206M Prospekte ComTax englisch                   2500.00
720700 Prospekte ComTax deutsch                   4200.00

4 Buro
890003 Rillfix Versandkuverts Klebeverschluss       28.00

5 Produktion Schrank
810100 Floppy Drive 3 1r2"                          18.00
810102 CD-Rom 8x Speed, Anschluss IDE Adapi          0.00
810106 3 M CD Recordabie 65OMB 74.Min.               1.00
810300 Harddisk 2 117 IDE 20OMB                      0.00
810301 Harddisk 3 117' 1 DE (Rat)                   24.00
810424 JumperBox Kit 25m7f 0-Modem                  18.00
810600 Pilot Maus seriell Muttilingual               2.00
811100 Token Ring Netzkarte                          7.00
811103 Teles ISDN Card SO/16                         1.00
811104 Ethernet Netzvverk-Karte                     20.00
811111 Disk-Controller I DE mit Bios, ISA            1.00
811112 Teles On-Line-J Karte D                       4.00
811201 Speicher Modul zu CT13                       27.00
811202 RAM Modul 1 MB 30 Pin                        22.00
811207 4MB-Module 72Pin,32bit 60ns                  11.00
811208 Speicher Modul zu CTI3                       32.00
811211 Prozessor Texas Instruments TMS370           25.00
811303 Tastatur CH Win95 Mitsumi 105 Tasten          1.00
811402 ComTax Box Telecom PTT komplett               5.00
820000 Dialogic 8 Port Vice Boards f. ComDial
        Anlalog                                      3.00
890200 MS-DOS 6.22 Software komplett                14.00
890201 Windows fur Wortsg. 3.11 inid. DOS 6.22       1.00

6 Entwicklungsburo 11
8400051 Data Tapes 3M DAT 4mm 120m                  15.00

7 Ersatzmaterial/Techniker Fahrzeuge (3x VW Passat)
8103001 Harddisk 2 1 IZ' 1 DE 20OMB                  6.00
811100 Token Ring Netzkarte                         3.001
811103 Teles ISDN Card SO/16                         3.00
811104 Ethernet Netzwerk-Karte                       9.00
811208 Speicher Modul zu CTB                         9.00

811401 ComTax-Box MDE komplett                       9.00
811406 ComDial-PC MDE                                9.00

8 Buro Genf
811401 ComTax-Box MDE komplett                       3.00
811104 Ethernet Netzwerk-Karte                       4.00
811406 ComDial-PC MDE                                4.00
811100 Token Ring Netzkarte                          1.00

9 Buro Moscow
811401 ComTax-Box MDE komplett                       6.00
811406 ComDial-PC MDE                                7.00
811100 Token Ring Netzkarte                          1.00
811109 Aktive-PC Karte V.24/MSV1                     1.00

10 Buro Shanghai
811401 ComTax-Box MDE komplett                       4.00
811406 ComDial-PC MDE                                6.00
811100 Token Ring Netzkatte                          1.00

11 Im Transport
8114041ComTax Box Ericsson komplett                20.001
811405 ComTax Box Alcatel komplett                  10.00

              Disclosure Schedule to the Equity Purchase Agreement

              among ComTelco International, Inc. and August Steiner

                             As of February 28, 1997

Section 4(a): All Directors and Officers of each Target

o     ComTelco (Research) AG:

      -     Sole Member of the Board of Directors: Roland Steiner
      -     Officer: August Steiner

o     ComTelco (Vertriebs) AG:

      -     Sole Member of the Board of Directors: Roland Steiner
      -     Officer: August Steiner

o     ComTelco Softwarevertriebs-GmbH

      -     Directors: There is no board of directors
      -     Officer/Manager: Harald Swoboda

o     ComTelco (Deutschland) GmbH

      -     Directors: There is no board of directors
      -     Officers/Managers: Roland Steiner, Ramon Inauen and August Steiner

Section 4(b): Authorized and issued and outstanding cpaital of each Target

o     ComTelco (Research) AG:

      -     Authorized capital: 100,000 Swiss Francs
      -     Issued and outstanding capital: 100,000 Swiss Francs

o     ComTelco (Vertriebs) AG:

      -     Authorized capital: 100,000 Swiss Francs
      -     Issued and outstanding capital: 100,000 Swiss Francs

o     ComTelco Softwarevertriebs-GmbH

      -     Authorized capital: 500,000 Austrian Shillings
      -     Issued and outstanding capital: 500,000 Austrian Shillings

o     ComTelco (Deutschland) GmbH

      -     Authorized capital: 50,000 German Marks
      -     Issued and outstanding capital: 50,000 German Marks